Exhibit 3.1.41

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH SHORE AGENCY, INC.

(Under Section 807 of the Business Corporation Law)

The undersigned, being a duly authorized officer of North Shore Agency, Inc. (the Corporation”), does hereby certify:

1. The name of the Corporation is North Shore Agency, Inc. It was formed under the name NSA Acquisition Corporation.

2. The Certificate of Incorporation was filed by the Department of State on September 29, 1997.

3. The Restated Certificate of Incorporation was authorized by sole shareholder of all of the outstanding shares entitled to vote by a duly executed consent of the sole shareholder.

4. The Certificate of Incorporation is hereby amended and restated as follows:

A. Article THIRD of the Certificate of Incorporation, which sets forth the location of the office of the Corporation, is hereby amended to change such location from Nassau County to Suffolk County.

B. Article FIFTH of the Certificate of Incorporation, which sets forth the address to which the Secretary of State shall mail a copy of any process against the corporation, is hereby amended to change such address and to delete all references to a registered agent/office service provider in the State of New York.

C. Article SEVENTH of the Certificate of Incorporation, which sets forth the indemnification of certain persons shall be deleted in its entirety.

D. Article EIGHTH of the Certificate of Incorporation, which sets forth the personal liability of the directors shall be amended in its entirety and shall be renumbered as Article SEVENTH.

E. A new Article EIGHTH is hereby added to the Certificate of Incorporation, to authorize and empower the Board of Directors to make, alter or repeal the Bylaws of the Corporation.

F. Article NINTH of the Certificate of Incorporation, which sets forth the beginning date of the Corporation’s existence shall be deleted in its entirety.

H. A new Article NINTH is hereby added to the Certificate of Incorporation, to set forth that the election of directors need not be by written ballot.

F. Article TENTH of the Certificate of Incorporation, which provides for the non-issuance of nonvoting capital stock pursuant to the Third Amended and Restated Joint Plan of Reorganization shall be deleted in its entirety.

5. The Certificate of Incorporation of the Corporation, is hereby restated as amended to read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH SHORE AGENCY, INC.

(Under Section 807 of the Business Corporation Law)

FIRST: The name of the Corporation is North Shore Agency, Inc.

SECOND: This Corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

THIRD: The county, within this state, in which the office of the Corporation is to be located is Suffolk County.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,000,000 shares of Common Stock, par value $0.01 per share.

FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the Corporation is:

Attn: Joshua Gindin

507 Prudential Road

Horsham, Pennsylvania 19044

SIXTH: The duration of the Corporation is to be perpetual.

SEVENTH: To the fullest extent permitted by the New York Business Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for damages for any breach of duty as a director.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of New York, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, except as specifically stated therein.

NINTH: The election of directors need not be by written ballot, unless the bylaws of the Corporation shall so provide.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 28th day of April, 2008.

NORTH SHORE AGENCY, INC.

By:	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Secretary

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH SHORE AGENCY, INC

Under Section 807 of the Business Corporation Law

Filed By:   Joshua Gindin

507 Prudential Road

Horsham, Pennsylvania 19044